Exhibit 10.3

AMENDMENT TO FORWARD SHARE PURCHASE AGREEMENT

This Amendment to Forward Share Purchase Agreement (this “Amendment”) is entered into as of December 13, 2019, by and between Kaleyra, Inc. (f/k/a GigCapital, Inc.), a Delaware corporation (the “Company”), and Glazer Capital, LLC, a Delaware limited liability company, on behalf of its affiliated investment funds (“Glazer”). All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Purchase Agreement (as defined below).

Recitals

WHEREAS, the Company and Glazer desire to amend the Forward Stock Purchase Agreement (the “Purchase Agreement”), dated November 19, 2019, as provided below.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Amendment, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1. Amendment to Purchase Agreement.

a.	Section 4.c. of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“c. Open Market Sale. Notwithstanding anything to the contrary herein, the parties agree that Glazer shall, commencing on the day after the Business Combination Closing Date, have the right but not the obligation to sell its Shares (including Additional Shares) in blocks of at least 25,000 Shares (the “Minimum Block Size Condition”) in the open market if the sale price exceeds $8.50 per Share prior to payment of any commissions due by Glazer for the sale, or, without meeting the Minimum Block Size Condition, Glazer shall have the right but not the obligation to sell any or all of its Shares (including any Additional Shares) in the open market if the sale price exceeds $10.50 per Share prior to payment of any commissions due by Glazer for such sale. Glazer shall give written notice to the Company of any sale of Shares (including any Additional Shares) within three (3) Business Days following the date of such sale, and such notice shall include the date of the sale, the number of Shares sold, and confirmation that the sale price per Share was greater than $10.50 per Share (or greater than $8.50 per Share provided that Glazer meets the Minimum Block Size Condition) prior to the payment of any commissions due by Glazer for the sale.”

b.	Section 4.e. of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“e. Escrow. Simultaneously with the closing of the Business Combination, the Company shall deposit into an escrow account (the “Escrow”) with Continental Stock Transfer & Trust Company (the “Escrow Agent”), subject to the terms of a written escrow agreement (the “Escrow Agreement”) dated as of the date hereof in the form attached as Exhibit A hereto, an amount equal to $10,680,000 (or such lesser amount as is equal to $10.6819 multiplied by the number of Shares and Additional Shares held by Glazer at the Business Combination Closing Date). Concurrently with the execution of the Escrow Agreement, the Company shall provide irrevocable written instructions to wire the Share Purchase Price to the Escrow at the closing of the Business Combination. The payments to be made by the Company to Glazer in accordance with Section 1 will be made with funds from the Escrow. In the event that Glazer sells any Shares (including any Additional Shares) as provided in Section 4.c., it shall provide notice to the Company within three (3) Business Days of such sale, and Glazer shall issue instructions to the

Escrow Agent to release from the Escrow (A) for Glazer’s use without restriction an amount equal to (x) the number of Shares (including any Additional Shares) sold multiplied by (y) the amount by which $10.50 exceeds the sales price per Share (the “Sales Price Delta”), and (B) for the Company’s use without restriction an amount equal to (x) the number of Shares (including any Additional Shares) sold multiplied by (y) $8.6819 plus the amount by which $2.00 exceeds the Sales Price Delta. In the event that Glazer elects not to sell to the Company any Shares by delivering a Share Retention Notice pursuant to Section 1.a., Glazer shall issue instructions to the Escrow Agent to release from the Escrow the remaining funds held in the Escrow for the purchase of such Shares for the Company’s use without restriction.”

c.	Section 4.f. of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“f. Letter of Credit. Notwithstanding Section 4.e., the Company shall use its best efforts to enter into a letter of credit agreement (the “Letter of Credit Agreement”) for the issuance of a standby letter of credit (the “Letter of Credit”) for the benefit of Glazer with Bank of America or another letter of credit provider acceptable to Glazer (the “Issuing Bank”) as soon as practicable to replace the Escrow. If the Letter of Credit Agreement is entered into prior to or simultaneously with the closing of the Business Combination, in lieu of depositing funds into the Escrow pursuant to Section 4.e., the Company shall deposit into a collateral account (the “Collateral Account”) with the Issuing Bank an amount equal to $10,680,000 (or such lesser amount as is equal to $10.6819 multiplied by the number of Shares and Additional Shares held by Glazer at the Business Combination Closing Date), for purposes of securing the full and final payment and performance of the Company’s obligations under the Letter of Credit Agreement. If the Letter of Credit Agreement is entered into after the Business Combination, Glazer shall issue instructions to the Escrow Agent to deposit the funds held in Escrow into the Collateral Account with the Issuing Bank for purposes of securing the full and final payment and performance of the Company’s obligations under the Letter of Credit Agreement. Concurrently with the execution of the Letter of Credit Agreement, the Issuing Bank shall issue the Letter of Credit for the benefit of Glazer in the amount of $10,680,000 (or such lesser amount as is equal to $10.6819 multiplied by the number of Shares and Additional Shares held by Glazer at the Business Combination Closing Date). Glazer shall drawdown from the Letter of Credit to satisfy the payment due to Glazer pursuant to Section 1. In the event that Glazer sells any Shares (including any Additional Shares) as provided in Section 4.c., it shall provide notice to the Company within three (3) Business Days of such sale, and Glazer shall issue instructions to the Issuing Bank to release from the Collateral Account (A) for Glazer’s use without restriction an amount equal to (x) the number of Shares (including any Additional Shares) sold multiplied by (y) the Sales Price Delta, and (B) for the Company’s use without restriction an amount equal to (x) the number of Shares (including any Additional Shares) sold multiplied by (y) $8.6819 plus the amount by which $2.00 exceeds the Sales Price Delta, in each case, with a corresponding reduction in the amount of the Letter of Credit. In the event that Glazer elects not to sell to the Company any Shares pursuant to Section 1.a., Glazer shall deliver a Share Retention Notice to the Company and the Issuing Bank, and the Issuing Bank shall release all funds in the Collateral Account to the Company for the Company’s use without restriction and terminate the Letter of Credit.”

2. Effect of Amendment. Except as specifically set forth in this Amendment, all the terms, conditions and covenants set forth in the Purchase Agreement shall remain unmodified and in full force and effect and are ratified in all respects.

3. General Provisions.

a. After the effective date of this Amendment, any reference to the Purchase Agreement shall mean the Purchase Agreement as supplemented by this Amendment. Notwithstanding anything to the contrary in the Purchase Agreement, in the event of a conflict between the terms and conditions of this Amendment and those contained within the Purchase Agreement, the terms and conditions of this Amendment shall prevail.

b. By signing below, each of the signatories hereto represent that they have the authority to execute this Amendment and to bind the party on whose behalf this Amendment is executed.

c. This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment to be effective as of the date first set forth above.

GLAZER:

Glazer Capital, LLC, on behalf of its affiliated funds

By:	/s/ Paul Glazer
Name: Paul Glazer
Title: President

Address for Notices:

250 W 55th Street
Suite 30A
New York, NY, 10019

COMPANY:

Kaleyra, Inc.

By:	/s/ Dario Calogero
Name: Dario Calogero
Title: Chief Executive Officer and President

[Signature Page to Amendment to Forward Purchase Agreement]